SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:   April 26, 2002


                              Express Scripts, Inc.
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             (Exact Name of Registrant as specified in its Charter)



           Delaware                     0-20199                  43-1420563
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
         of corporation)                                     Identification No.)



13900 Riverport Drive, Maryland Heights, Missouri                  63043
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:           (314) 770-1666
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          (Former name or former address, if changed since last report)




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Item 2.           Acquisition or Disposition of Assets

On April 12, 2002, Express Scripts, Inc. ("Express Scripts") completed its acquisition of National Prescription Administrators, Inc. ("NPA") and related entities. The transaction was consummated pursuant to the terms of a Stock and Asset Purchase Agreement dated as of February 5, 2002, as amended (the "Purchase Agreement"), pursuant to which Express Scripts and certain of its subsidiaries acquired all of the outstanding capital stock of NPA, Central Fill, Inc., CFI of New Jersey, Inc. and NPA of New York, IPA, Inc. (collectively, the "Acquired Entities"), along with certain real estate and equipment (the "Acquired Assets") utilized in connection with the operations of the Acquired Entities, for a purchase price consisting of $425 million in cash and 552,285 shares of Express Scripts' Common Stock. The cash portion of the purchase price is subject to adjustment based upon the amount of working capital of the Acquired Entities at closing as per the Purchase Agreement. Express Scripts will file an Internal Revenue Code ss.338(h)(10) election, making amortization expense of certain intangible assets, including goodwill, tax deductible.

Each of the Acquired Entities was purchased from Richard O. Ullman and certain minority shareholders, and the Acquired Assets were purchased from The Ullman Family Partnership, LP.

Express Scripts used approximately $75 million of its own cash and financed the remainder of the cash portion of the purchase price through a $25 million advance under Express Scripts' existing revolving credit facility, originally syndicated by Credit Suisse First Boston and Bankers Trust Company, and through a $325 million Term B loan added on to Express Scripts' existing credit facility syndicated by Credit Suisse First Boston and Salomon Smith Barney. Subsequent to the closing of the acquisition, Express Scripts borrowed an additional $75 million under the existing revolving credit facility to fund the working capital requirements of the Acquired Entities. Pursuant to the Purchase Agreement, to the extent closing date working capital is less than negative $11 million, the sellers are obligated to reimburse Express Scripts for the deficit.

A copy of the Press Release issued by Express Scripts to announce the completion of the acquisition is attached as Exhibit 99.1 hereto. A copy of the Stock and Asset Purchase Agreement is attached as Exhibit 2.1 hereto, and a copy of Amendment No. 1 to Stock and Asset Purchase Agreement is attached as Exhibit 2.2 hereto.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

          (a) Financial Statements of Businesses Acquired. If necessary, the financial statements set forth under Item 7(a) will be filed by amendment on or before June 25, 2002.

          (b) Pro Forma Financial Information. If necessary, the financial statements set forth under Item 7(b) will be filed by amendment on or before June 25, 2002.

          (c)  The following exhibits are filed as part of this report on Form
               8-K:

               Exhibit 2.1 Stock and Asset Purchase Agreement dated February 5, 2002 (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request).

               Exhibit 2.2 Amendment No. 1 to Stock and Asset Purchase Agreement dated April 12, 2002. (all Exhibits and Schedules are omitted from this filing but will be filed with the Commission supplementally upon request).

               Exhibit 99.1 Press Release, dated April 12, 2002 by Express Scripts.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EXPRESS SCRIPTS, INC.



Date:    April 26, 2002                By:    /s/ Barrett A. Toan
                                           -------------------------------------
                                           Barrett A. Toan
                                           Chairman and Chief Executive Officer




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                                  EXHIBIT INDEX




EXHIBIT NO.     DESCRIPTION

    2.1         Stock and Asset Purchase Agreement dated February 5, 2002
                (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request).
    2.2 Amendment No. 1 to Stock and Asset Purchase Agreement dated April 12, 2002. (all Exhibits and Schedules are omitted from this filing but will be filed with the Commission supplementally upon request).
   99.1         Press release, dated April 12, 2002